May 2005
Company Fact Sheet

United Fuel & Energy
OTC Bulletin Board: UFEN

“First In Service”

www.UFEOnline.com

Investor Considerations:

•
United Fuel & Energy’s (UFE) strategy is to become the premier single source provider of fuel and energy products to a diverse commercial and residential customer base in rural markets throughout the southwest and south central U.S.

•	There is significant customer demand for a single source supplier of fuels and lubricants in UFE’s target markets because many of UFE’s customers are large and have unique needs.

•
UFE will use a combination of organic growth initiatives and selective acquisitions to expand its service footprint and capabilities to meet its customers’ desire to deal with larger suppliers that can deliver a wide range of products over a broad geographic footprint.

•
According to industry data, 2004 demand for petroleum products was the highest it has been in five years. It is believed that demand for petroleum products in 2005 will remain strong, which should create a favorable operating environment for UFE.

•
On March 2, 2005 UFE announced that it had entered into an asset purchase agreement to acquire Clark Oil Company for an aggregate of $3.6 million, subject to certain adjustments and financing closing conditions. Located in Ada, Oklahoma, and operating since 1941, Clark Oil sells and distributes bulk fuel and lubricant products, packaged lubricants and bobtail fuel deliveries.

•
UFE accomplished a great deal in 2004 and has established operating and financial goals for 2005 to further the Company’s success and growth. 2005 will be an important year for United Fuel and Energy and its management team is committed to making it even more successful than 2004.

•
For the full year 2005, UFE estimates revenues will range between $190 million and $205 million; EBITDA will range between $5 million and $6 million and diluted earnings per share will range between $0.06 and $0.09, assuming 11.4 million weighted average diluted shares outstanding. These estimates reflect expectations for UFE’s existing business and do not include any potential financial impact from future acquisitions.

© 2005 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet

UNITED FUEL & ENERGY CORP.
FACT SHEET	MAY 2005

Company Overview:

Headquartered in Midland, Texas, United Fuel & Energy is a leading and one of the largest distributors of gasoline, diesel, propane and lubricant products to customers in rural markets in the southwestern and south central U.S. UFE currently operates through two primary subsidiaries with decades of operating history and experience; Eddins-Walcher Company and Three D Oil Company. UFE differentiates itself from its competitors by providing industry leading service and reliability to its customers.

UFE distributes gasoline and diesel through unattended refueling stations, or “card-lock” sites to commercial vehicles and fleets; wholesales and distributes fuels and lubricants to commercial customers; and sells propane to commercial and residential customers. UFE is one of the largest fuel and lubricant distributors in the southwest and south central U.S. and plans to selectively acquire additional fuel and lubricant distributors in rural southwest and south central markets to diversify its customer base and broaden its geographic footprint.

On February 7, 2005, UFE became a public company through a reverse merger and currently trades on the OTC Bulletin Board. The Company is in the process of applying for listing on one of the national stock exchanges.

Industry Demand is Favorable:

Like many industries, after the events of September 11 demand for most major petroleum products significantly declined. Demand in 2002 also declined due to unusually warm weather, product price volatility, OPEC supply fluctuations and a slowing national economy. However, in 2003 and 2004 demand for major petroleum products recovered to pre- September 11th levels, increasing approximately 2% each year.

Despite significantly higher prices of products such as crude oil and natural gas over the past three years, demand for most petroleum products has been strong. In a report by American Petroleum Institute (API) that summarized petroleum supply and demand statistics for 2004, API found that 2004 demand growth was at its highest level in the last five years. Some of the report’s findings included:

•	For the first time ever, in 2004 daily gasoline demand topped nine million barrels per day.

•	Demand for over the road diesel fuel increased 6.8% in 2004 and now accounts for approximately 75% of #2 oil consumed in the US.

•	US petroleum deliveries rose 2.2% to over 21.5 million barrels per day and petroleum imports rose 5.2% to nearly 13 million barrels per day.

•	Average refinery utilization rose to its highest leveling six years to 92.8%, an increase of 2% over 2003 after rising 2% from 2002 to 2003.

•	In 2004 US refiners experienced one of their most profitable years.

It is believed that demand for petroleum products will remain strong through 2005 and UFE is well positioned to continue to capitalize on this strong demand.

Operating & Growth Strategy:

UFE’s strategy is to become the premier single source provider of fuel and energy products to a diverse commercial and residential customer base throughout rural markets in the southwest and south central U.S. The Company currently operates in rural markets in east, west and south Texas and in eastern New Mexico. UFE plans to expand and increase its market penetration in Texas and New Mexico and in other states/rural markets where business conditions are favorable.

There is significant customer demand for a single source supplier of fuels and lubricants in UFE’s target markets because many of UFE’s customers are large and have unique needs. Many of UFE’s customers deal with hundreds of fuel and lubricant suppliers because that industry is fragmented, primarily consisting of smaller, privately owned operations. For example, it is estimated that there are as many as 8,500 lubricant distributors in the US and each major oil company typically maintains a network of approximately 300 fuel and lubricant distributors.

UFE will use a combination of organic growth initiatives and selective acquisitions to expand its service footprint and capabilities to meet its customers’ desire to deal with larger suppliers that can deliver a wide range of products over a broad geographic footprint.

Organic Growth - UFE believes it can increase its market share in its target markets by providing superior customer service and reliability in what is otherwise a commodity business. With decades of operating experience, UFE has developed a business model based on superior customer service and reliability - UFE is not the cheapest fuel and lubricant supplier in its markets, but customers are willing to pay a little extra for the value UFE adds to the supply and distribution process. There are several organic growth initiatives UFE is pursuing to increase market share in current and future target markets:

•
Develop New Card Lock Sites - UFE’s target markets have a strong concentration of its core customers and sufficient potential to attract new customers that justify development of new card lock sites. Card locks in areas with high concentration of UFE’s core customers average fuel volumes of 220,000 gallons per month.

•
New End-Markets for Fuel & Lubricants - Several of UFE’s customers that operate on a regional or national level have asked UFE to provide fuel and lubricant supply services in markets that the Company does not currently serve, but are targeting for expansion. In addition, UFE has just begun to target the automotive segment (car dealerships and repair shops for example) and the growing commercial and industrial segments (machine shops and small fleets for example), which together represent approximately 1.5 million gallons annually in UFE’s target markets.

•
Develop Real Estate Holdings - UFE owns 13 acres behind its small convenience store/unattended fueling center (Palestine Truck Stop). The facility is located directly across the street from one of Wal-Mart’s largest distribution centers. Currently there are no facilities in the area that can accommodate the number of trucks that serve the Wal-Mart distribution center. UFE believes there is an opportunity to develop the property into a much larger facility specifically suited to accommodate the high volume of truck traffic, with amenities and services specifically for truckers. This enhanced facility may include additional parking, a coin laundry facility, a tire service and lube center, showers, an expanded convenience store with rest area, telephone and Internet connections and possibly a micro hotel. UFE estimates such a facility would require an investment of over a million dollars but could generate a three year return on invested capital.

© 2005 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet

UNITED FUEL & ENERGY CORP.
FACT SHEET	MAY 2005

Selective Acquisitions - As discussed, there is significant customer demand for a single source supplier of fuels and lubricants in UFE’s target markets. UFE will selectively acquire companies in its fragmented target markets that strategically fit the Company’s goal of becoming the premier single source provider of fuel and energy products throughout the southwest and south central U.S.

UFE will initially focus on companies that fill in geographic gaps in its existing markets in Texas and New Mexico and/or opportunities in contiguous markets. UFE will also look for companies that provide customer and industry diversification to its existing base of business.

Selective acquisitions bring several benefits to UFE’s growth strategy and operations:

•
Geographic Reach - Many of UFE’s fuel and lubricant customers are large and operate across a large regional or national footprint. Selective acquisitions enable UFE to expand its service area into markets where its core customers operate and would like UFE to service them.

•
Geographic & Customer Diversity - Selective acquisitions will provide geographic diversification and reduce customer and industry concentration. For example, UFE’s current customer base has a significant concentration of oil and gas companies. UFE has identified an Oklahoma company that primarily services mining companies, which would reduce UFE’s reliance on the oil and gas industry.

•
Financial & Operational Scale - To become a single source provider in servicing customers across a larger geographic footprint and in greater volumes, selective acquisitions can give UFE the financial and operational scale necessary to meet customers’ needs.

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Scale Facilitates Increased Market Share - As UFE increases its geographic presence and operations, the Company believes it will be one of a few fuel and lubricant distributors able to meet customers’ diverse needs on a large scale. This scale, coupled with industry leading customer service and reliability will enable UFE’s customers to increasingly rely on UFE to service their needs at the expense of smaller competitors.

•
Operating Synergies & Buying Power - As UFE gains critical mass, there are numerous overhead and operational costs that can be eliminated from acquired companies by integrating those operations into UFE’s operations. Further, as UFE becomes one of the largest fuel and lubricant suppliers in the southwest and south central U.S., its purchasing power will enable it to gain favorable product discounts while maintaining price, which should have a favorable impact on margins and profitability.

To that end, on March 2, 2005 UFE announced that it had entered into an asset purchase agreement to acquire Clark Oil Company for an aggregate of $3.6 million, subject to certain adjustments and financing conditions. Located in Ada, Oklahoma, and operating since 1941, Clark Oil sells and distributes bulk fuel and lubricant products, packaged lubricants and bobtail fuel deliveries. Clark Oil has five publicly accessible unattended card lock fueling stations, nine private unattended card-lock fueling sites in several southeastern Oklahoma locations and fuel and lubricant distribution operations. Clark Oil services mining, quarry, farm and ranch, commercial trucking and agricultural customers throughout southeast Oklahoma. For the year 2004, Clark Oil generated approximately $21 million in revenue.

Clark Oil is a well respected company that will give UFE a presence in the southeast Oklahoma market. This is an area that several of UFE’s existing customers have asked the Company to service them in. In addition to expanding UFE’s geographic reach, the majority of Clark Oil’s customers are not in the oil and gas industry, which will provide customer and industry diversification to UFE’s revenue mix.

© 2005 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet

UNITED FUEL & ENERGY CORP.
FACT SHEET	MAY 2005

Operations Overview:

UFE is a leading and one of the largest distributors of fuel and lubricant products in the southwestern and south central U.S., primarily in rural markets in east, west and south Texas and in eastern New Mexico. UFE currently has five different product lines: unbranded fuels, lubricants, LP gas, chemicals and unattended fuel sites. UFE distributes fuel products from companies such as Shell, Valero and BPAmoco and distributes lubricants from companies such as Shell, ExxonMobil and Citgo, to name a few. UFE also sells and distributes its private label lubricants to customers, which carry attractive margins. UFE distributes its products primarily through the following methods:

•	sells gasoline and diesel fuel through unattended refueling stations, or “card lock” sites to commercial vehicles and fleets;

•	wholesales and distributes fuels and lubricants to commercial customers using its fleet of distribution vehicles;

•	sells propane to commercial and residential customers.

Card Lock Operations - UFE’s unattended card lock sites enable commercial vehicles and fleets to refuel at convenient locations in a safe and secure environment. Each user is issued a proprietary card by UFE that gives the user access to specific types of fuel. To access the fuel pump, the user inserts his/her card into the card reader and enters certain information, including PIN (personal identification number), odometer reading and unit number.

The typical UFE card lock site is a one to two acre facility, generally located on the outskirts of commercial areas or on business loops. The sites have good ingress and egress to accommodate the low maneuverability of the large vehicles that uses them. Some sites have higher canopies covering the pumps to accommodate large 18 wheeled vehicles and trailers loaded with equipment.

Wholesale Distribution of Fuels & Lubricants - Fuels: UFE transports over 102 million gallons of fuels using its own fleet of bobtail trucks and tank transports, including gasoline, diesel, kerosene and AV gas. In addition, UFE specializes in supplying standby bobtail services to oil field service companies. UFE sells and distributes fuel products to a diverse customer base, including car dealerships, city and state agencies, gas stations, trucking companies and oil field service companies.

Lubricants: UFE sells over 4 million gallons of lubricants using its fleet of trucks for delivery to a variety of industrial and commercial customers. UFE’s customer base includes companies with power generation facilities, gas engine compressors, commercial vehicle fleets, oil field equipment, etc. Lubricant products sold by UFE to its customers include gear oil, gas engine oil, heavy duty motor oil, hydraulic oil, transmission oil, specialty high temperature tolerant greases and synthetics, etc. UFE distributes lubricant products from companies such as Shell, Exxon-Mobil, Citgo and Basin Tech (UFE’s private label line of lubricants), to name a few.

Over 40% of the fuel and lubricants delivered by UFE requires specially trained personnel and trucks that specialize in delivering fuel and lubricants to oil field based equipment, which operate nearly 24 hours per day, seven days a week. UFE’s fleet of approximately 280 vehicles ranges from half ton pick-up trucks to large bobtail and other trucks capable of carrying up to 100,000 pounds, which are used to move products and equipment to various locations. The majority of UFE’s fleet maintenance is performed in-house at the Company’s primary facility in Odessa, Texas.

Propane Distribution - UFE sells over 10 million gallons of propane per year, over 90% of which consists of bulk sales to commercial customers. The Company delivers propane to its customers using its own fleet of trucks, typically to customer tanks supplied by UFE. UFE has approximately 3,500 propane tanks varying in size from 250 - 6,000 gallons. All of UFE’s major facilities have bulk propane storage capacity. UFE purchases its propane from suppliers including BP Amoco, Phillips and Occidental Petroleum depending on the geographic location.

© 2005 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet

UNITED FUEL & ENERGY CORP.
FACT SHEET	MAY 2005

2004 Accomplishments & 2005 Goals:

UFE made significant progress in 2004 and in the first quarter of 2005 toward achieving its strategic goals to position United Fuel for the future. The Company has identified numerous opportunities for growth both organically and through measured acquisitions. UFE is well positioned today to take advantage of those opportunities and to create value for its customers, employees and shareholders.

Highlights from UFE’s 2004 financial and operating results include:
•	Full-year 2004 revenue grew 23% over 2003 to $180.6 million;
•	EBITDA for 2004 was $4.8 million, including a $319,000 before tax charge associated with the reverse merger, compared to EBITDA of $5.2 million in 2003.
•	Net income in 2004 was $0.4 million;
•	In 2004 net income excluding unusual and one-time expenses totaling $0.4 million increased approximately 35% to $0.8 million from 2003 net income of $0.6 million; and
•	Financial liquidity increased through an expanded revolving credit line, new bank term loan and by raising private equity capital.

2005 will be an important year for UFE and its management team is committed to making it even more successful than 2004. The following financial outlook is based on United Fuel and Energy’s existing operations and does not include the financial impact of any acquisitions that the Company is evaluating or in the process of closing. For the full-year 2005, the Company estimates revenue will range between $190 million and $205 million, EBITDA will range between $5 million and $6 million and diluted earnings per share will range between $0.06 and $0.09, assuming 11.4 million weighted average diluted shares outstanding.

As discussed, as part of its measured external growth strategy, UFE is evaluating several candidates in select target markets for possible acquisition in 2005. Due to uncertainties associated with the timing of completing any of these acquisitions, obtaining financing and other uncertainties, UFE has not included any financial benefit of possible acquisitions in its 2005 financial outlook. To help investors understand the financial profile and potential impact these acquisitions could have on United Fuel in the future, the Company has provided the following general financial profiles of companies that it is evaluating or may evaluate going forward. These financial profiles are presented on an annual basis.

Smaller, Regional Company. Target will serve a strategic purpose. Revenues typically range from $5 million to $10 million with EBITDA ranging from $0.25 million to $0.5 million.

Medium Size, Regional Company. Target is conducting business in the vertical markets United Fuel seeks to expand into and could have some strategic significance. Revenues typically range from $20 million to $40 million with EBITDA ranging from $1 million to $2 million.

Large Company. Target operates in multiple markets and will enable United Fuel to meaningfully accelerate its earnings growth. Such targets range in size from $50 million in revenue and up with EBITDA ranging from $2.5 million at the $50 million revenue level to $5 million in EBITDA at the $100 million revenue level.

© 2005 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet

UNITED FUEL & ENERGY CORP.
FACT SHEET	MAY 2005

United Fuel & Energy

OTCBB: UFEN

Company Headquarters
405 N. Marienfeld, Suite 300
Midland, TX 79701

Phone: 432-571-8000 • Fax: 432-571-8099
www.UFEOnline.com

Company Contact
Scott Heller, President & CEO
Bobby Page, Vice President & CFO

Investor RELATIONS CONTACT
Lisa Elliot - DRG&E
713-529-6600
lelliott@drg-e.com

Safe Harbor Statement & Reader Advisory

Certain statements included in this Fact Sheet release may constitute forward-looking statements. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors including, but not limited to: weather, levels of oil and gas drilling and general industrial activity in United Fuel’s area of operations, changes in oil and gas prices, risks associated with acquiring other businesses, the price of United Fuel’s products, availability of financing and interest rates, competition, changes in, or failure to comply with, government regulations, costs, uncertainties and other effects of legal and other administrative proceedings, general economic conditions and other risks and uncertainties. In particular, the closing of the purchase of the assets of Clark is subject to the satisfaction of a number of customary closing conditions. If these conditions are not satisfied, the purchase may not be completed. Also, the achievement of the benefits of the Clark acquisition is subject to risks associated with acquisitions generally such as the potential for higher than anticipated integration costs, failure to achieve anticipated synergies, failure to retain key employees and the loss of customers. As a result, this Fact Sheet should be read in conjunction with periodic filings United Fuel makes with the SEC. The forward looking statements contained herein are made only as of the date of this press release, and United Fuel does not undertake any obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.

Disclosure of Non-GAAP Performance Measures

The Securities and Exchange Commission (SEC) has adopted rules regulating the use of non-GAAP financial measures, such as EBITDA, in filings with the SEC, disclosures and press releases. These rules require non-GAAP financial measures to be presented with and reconciled to the most nearly comparable financial measure calculated and presented in accordance with GAAP.

© 2005 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet

UNITED FUEL & ENERGY CORP.
FACT SHEET	MAY 2005

Reconciliation of 2005 Projected EBITDA with Projected Net Income

EBITDA	$5.0 to $6.0 million
Less:
Depreciation and Amortization	$1.8 to $1.9 million
Interest Expense	$2.0 to $2.3 million
Other Non-Cash Expenses	$0.2 to $0.2 million
Income Tax Expense	$0.3 to $0.6 million
Net Income	$0.7 to $1.0 million

Reconciliation of 2004 & 2003 EBITDA with Net Income (In Thousands)

	2004	2003
Net Income	$406	$589
Add:
Interest Expense	$1,955	$1,958
Income Taxes	$348	$458
Depreciation and Amortization	$1,887	$2,177
Other Non-Cash Expenses	$192	---
EBITDA	$4,788	$5,182

© 2005 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet